EXHIBIT 99.1

Nobilis Health Announces New CFO and VP of Corporate Development

HOUSTON, September 25, 2018 /PRNewswire/ — Nobilis Health Corp. (NYSE American: HLTH) (NEO: HLTH) (“Nobilis” or the “Company”) announced today it has named current CFO of Operations, Kenny Klein, as the Company’s Interim CFO, effective immediately. Current CFO of Nobilis Health, David Young, will remain on until October 1st, 2018 and continue as an advisor through December 31st, 2018.

“David has done a great job recruiting a world class finance team and building strong banking relationships that we will continue to leverage in the coming years. We are glad he will continue serving as a resource to Kenny Klein during the transitional period as we continue our work on revenue cycle management to accelerate the collection of our accounts receivable and reduce our DSO,” said Harry Fleming, CEO.

“The decision to tender my resignation was an extremely difficult process,” said Mr. Young. “However, my family is very important to me and commuting to and from my home in Austin, Texas to Nobilis’ corporate headquarters in Houston for the past two years has become difficult. Harry and the management team have been extremely supportive of my decision, and I feel fortunate to have worked alongside them during my tenure with Nobilis.”

“Kenny Klein has worked at Nobilis for over 10 years, including 5 years as the corporation’s CFO. As the CFO of Operations for the last 2 years, he has overseen all operations and been instrumental in the Company’s efforts to increase operational efficiencies, cut costs, and drive margin improvement across the entire Company. I have great confidence that he will help significantly reduce our DSO and return us to the levels he routinely achieved when he was previously CFO. Kenny’s substantive revenue cycle leadership experience gives him an understanding of Nobilis’ operating model which makes him ideally suited to lead the business during this transition,” said Harry Fleming, CEO.

In addition, Marty Spake is Nobilis’ new Vice President of Corporate Development, responsible for managing its Investor Relations Department. Marty is a West Point graduate who earned his MBA from Stanford University Graduate School of Business. Marty has over 20 years of corporate leadership experience including positions in investor relations, corporate strategy, mergers & acquisitions and corporate development with Compaq Computer and Chicago Bridge and Iron.

About Nobilis Health Corp.

Nobilis Health (www.NobilisHealth.com) is a full-service healthcare development and management company, with more than 30 locations across Texas and Arizona, including hospitals, ambulatory surgery centers, and multi-specialty clinics. In addition, Nobilis Health partners with more than 30 facilities across the country. Marketing nine independent brands, Nobilis Health deploys a unique patient acquisition strategy driven by proprietary, direct-to-consumer marketing technology, focusing on a specified set of procedures that are performed at its facilities by local physicians. Nobilis Health’s business model connects patients with physicians and delivers the highest quality healthcare.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to a mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 12, 2018, as updated by other filings with the Securities and Exchange Commission.

Contact Information:

Marty Spake

Vice President, Corporate Development

(281) 506-9794

MSpake1412@Nobilishealth.com